Exhibit 99.2

Metro Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the				At or for the
	Three Months Ended				Six Months Ended
	June 30,				June 30,
			%				%
(in thousands, except per share amounts)	2009	2008	Change		2009	2008	Change

Income Statement Data:
Net interest income	$19,015	$19,087	0%		$38,352	$37,670	2%
Provision for loan losses	3,700	1,400	164		6,900	2,375	191
Noninterest income	4,927	6,493	(24)		10,426	12,486	(16)
Total revenues	23,942	25,580	(6)		48,778	50,156	(3)
Noninterest operating expenses	22,638	19,077	19		43,265	37,978	14
Net income	(1,355)	3,506	(139)		(518)	6,712	(108)

Per Common Share Data:
Net income: Basic	$(0.21)	$0.55	(138	) %	$(0.09)	$1.05	(109	) %
Net income: Diluted	(0.21)	0.54	(139)		(0.09)	1.03	(109)

Book Value					$17.97	$17.53	3%

Weighted average shares outstanding:
Basic	6,503	6,341			6,484	6,334
Diluted	6,597	6,504			6,558	6,499

Balance Sheet Data:
Total assets					$2,081,173	$2,045,103	2%
Loans (net)					1,433,123	1,298,308	10
Allowance for loan losses					19,337	12,210	58
Investment securities					404,769	539,470	(25)
Total deposits					1,724,460	1,546,672	11
Core deposits					1,705,725	1,532,208	11
Stockholders' equity					118,115	112,371	5

Capital:
Stockholders' equity to total assets					5.68%	5.49%
Leverage ratio					7.68	7.70
Risk based capital ratios:
Tier 1					9.38	10.06
Total Capital					10.51	10.87

Performance Ratios:
Cost of funds	1.20%	1.73%			1.20%	1.92%
Deposit cost of funds	0.89	1.18			0.88	1.31
Net interest margin	3.83	4.10			3.83	4.08
Return on average assets	(0.26)	0.71			(0.05)	0.69
Return on average total stockholders' equity	(4.62)	12.57			(0.89)	11.98

Asset Quality:
Net charge-offs to average loans outstanding					0.30%	0.07%
Nonperforming assets to total period-end assets					1.61	0.65
Allowance for loan losses to total period-end loans					1.33	0.93
Allowance for loan losses to nonperforming loans					61	95
Nonperforming assets to capital and reserves					24%	11%

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income (unaudited)

	Quarter ending,									Year-to-date,

	June 2009			March 2009			June 2008			June 2009			June 2008
	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$474,996	$4,915	4.14%	$525,370	$5,477	4.17%	$572,632	$7,109	4.97%	$500,043	$10,392	4.16%	$594,463	$15,036	5.06%
Tax-exempt	1,623	25	6.19	1,623	26	6.41	1,622	25	6.17	1,623	50	6.19	1,621	50	6.17
Total securities	476,619	4,940	4.15	526,993	5,503	4.18	574,254	7,134	4.97	501,666	10,442	4.16	596,084	15,086	5.06
Other earning assets	620	1	0.50	0	0	0.00	0	0	0.00	433	1	0.48	0	0	0.00
Loans receivable:
Mortgage and construction	748,766	10,783	5.71	753,190	10,740	5.70	622,055	10,248	6.53	754,264	21,524	5.70	600,816	20,240	6.67
Commercial loans and lines of credit	385,398	4,882	5.04	369,236	4,663	5.05	344,512	5,373	6.17	374,064	9,544	5.09	338,499	11,238	6.57
Consumer	260,417	3,309	5.09	270,078	3,409	5.12	235,819	3,543	6.04	265,221	6,718	5.10	231,354	7,260	6.31
Tax-exempt	102,338	1,600	6.24	96,328	1,536	6.38	72,240	1,227	6.79	99,349	3,137	6.22	64,491	2,212	6.86
Total loans receivable	1,496,919	20,574	5.47	1,488,832	20,348	5.48	1,274,626	20,391	6.36	1,492,898	40,923	5.47	1,235,160	40,950	6.59
Total earning assets	$1,974,158	$25,515	5.15%	$2,015,825	$25,851	5.14%	$1,848,880	$27,525	5.93%	$1,994,997	$51,366	5.14%	$1,831,244	$56,036	6.09%

Sources of Funds
Interest-bearing deposits:
Regular savings	$335,795	$479	0.57%	$345,498	$552	0.65%	$335,255	$889	1.07%	$340,620	$1,031	0.61%	$342,616	$2,088	1.23%
Interest checking and money market	758,617	1,800	0.95	722,248	1,663	0.93	694,178	2,548	1.48	740,533	3,463	0.94	700,401	5,909	1.70
Time deposits	260,091	2,036	3.14	249,374	2,047	3.33	199,025	1,788	3.61	254,762	4,083	3.23	182,623	3,438	3.79
Public funds time	13,805	77	2.24	10,307	70	2.75	24,607	223	3.64	12,066	147	2.46	23,763	460	3.89
Total interest-bearing deposits	1,368,308	4,392	1.29	1,327,427	4,332	1.32	1,253,065	5,448	1.75	1,347,981	8,724	1.31	1,249,403	11,895	1.91
Short-term borrowings	206,521	324	0.62	308,065	426	0.55	236,957	1,338	2.23	257,012	750	0.58	233,853	3,249	2.75
Other borrowed money	50,000	555	4.39	50,000	548	4.38	50,000	554	4.38	50,000	1,103	4.39	50,000	1,109	4.39
Junior subordinated debt	29,400	661	9.00	29,400	661	8.99	29,400	661	8.99	29,400	1,322	9.00	29,400	1,322	8.99
Total interest-bearing liabilities	1,654,229	5,932	1.44	1,714,892	5,967	1.41	1,569,422	8,001	2.04	1,684,393	11,899	1.42	1,562,656	17,575	2.25
Noninterest-bearing funds (net)	319,929			300,933			279,458			310,604			268,588
Total sources to fund earning assets	$1,974,158	$5,932	1.20%	$2,015,825	$5,967	1.20%	$1,848,880	$8,001	1.73%	$1,994,997	$11,899	1.20%	$1,831,244	$17,575	1.92%
Net interest income and margin
on a tax-equivalent basis		$19,583	3.95%		$19,884	3.94%		$19,524	4.20%		$39,467	3.94%		$38,461	4.17%
Tax-exempt adjustment		568			547			437			1,115			791
Net interest income and margin		$19,015	3.83%		$19,337	3.83%		$19,087	4.10%		$38,352	3.83%		$37,670	4.08%

Other Balances:
Cash and due from banks	$41,055			$38,763			$43,842			$39,789			$45,378
Other assets	80,457			75,055			83,137			77,810			86,533
Total assets	2,095,670			2,129,643			1,975,859			2,112,596			1,963,155
Demand deposits (noninterest-bearing)	312,396			285,580			283,693			299,058			277,019
Other liabilities	11,496			12,702			10,577			12,133			10,810
Stockholders' equity	117,549			116,469			112,167			117,012			112,670

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	6/30/2009	6/30/2008	Year-ended	6/30/2009	6/30/2008
(dollar amounts in thousands)	Three Months Ended		12/31/2008	Six Months Ended

Balance at beginning of period	$16,231	$11,627	$10,742	$16,719	$10,742
Provisions charged to operating expense	3,700	1,400	7,475	6,900	2,375
	19,931	13,027	18,217	23,619	13,117

Recoveries on loans charged-off:
Commercial	117	7	145	120	131
Consumer	4	17	25	5	23
Real estate	6	0	0	6	0
Total recoveries	127	24	170	131	154

Loans charged-off:
Commercial	(486)	(719)	(1,426)	(2,346)	(884)
Consumer	(12)	(70)	(173)	(19)	(108)
Real estate	(223)	(52)	(69)	(2,048)	(69)

Total charged-off	(721)	(841)	(1,668)	(4,413)	(1,061)

Net charge-offs	(594)	(817)	(1,498)	(4,282)	(907)

Balance at end of period	$19,337	$12,210	$16,719	$19,337	$12,210

Net charge-offs as a percentage of
average loans outstanding	0.04%	0.07%	0.11%	0.30%	0.07%

Allowance for loan losses as a percentage of
period-end loans	1.33%	0.93%	1.16%	1.33%	0.93%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of June 30, 2009 and for the preceding four quarters
(dollar amounts in thousands).

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Nonaccrual loans:
Commercial	$8,240	$8,479	$6,863	$7,083	$2,577
Consumer	882	724	492	164	125
Real Estate:
Construction	6,045	7,870	7,646	731	735
Real Estate	16,628	12,348	12,121	3,657	3,433
Total nonaccrual loans	31,795	29,421	27,122	11,635	6,870
Loans past due 90 days or more
and still accruing	0	0	0	33	6,036
Renegotiated loans	0	0	0	0	0
Total nonperforming loans	31,795	29,421	27,122	11,668	12,906

Foreclosed real estate	1,650	989	743	535	421

Total nonperforming assets	$33,445	$30,410	$27,865	$12,203	$13,327

Nonperforming loans to total loans	2.19%	2.03%	1.88%	0.84%	0.98%

Nonperforming assets to total assets	1.61%	1.44%	1.30%	0.57%	0.65%

Nonperforming loan coverage	61%	55%	62%	119%	95%

Allowance for loan losses as a percentage
of total period-end loans	1.33%	1.12%	1.16%	1.00%	0.93%

Nonperforming assets / capital plus allowance for loan losses	24%	22%	21%	10%	11%